Sub Item 77 Q1(a): Copies of Material Amendments to the
Registrant's Charter or Bylaws.

The Amended and Restated Declaration of Trust of the Registrant dated as of October 11, 2014 is incorporated herein by reference to Exhibit (a) to Post-Effective Amendment No. 35 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 18, 2014 (Accession No. 0000707800-14-000010).

The Amended and Restated By-Laws of the of the Registrant dated as of October 11, 2014 is incorporated herein by reference to
 Exhibit (a) to Post-Effective Amendment No. 35 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 18, 2014 (Accession No. 0000707800-14-000010).


Sub Item 77 Q1(d): Copies of All Constitutent Instruments Defining the Rights of the Holders of Any New Class of Securities and of Any Amendments to Constitutent Instruments Referred to in Answer to
Sub-Item 77I.

The terms of Class A, Class C, Class I and Class Y shares of Aquila Three Peaks Opportunity Growht Fudn are described in Post-Effective Amendment No. 33 to the Trust's registration statement on Form N-1A, filed with the Securities and Exchange Commission on September 30, 2013 (Accession No. 0000707800-13-000114). The Amended and Restated Agreement and Declaration of Trust of the Registrant dated as of October 11, 2014, which establishes Class A, Class C, Class I and Class Y shares, is incorporated herein by reference to Exhibit (a) to Post-Effective Amendment No. 35 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 18, 2014 (Accession No. 0000707800-14-000010).


Sub-Item 77Q1(e): Copies of Any New or Amended Registrant Investment Advisory Contracts.

The Advisory and Administration Agreement dated as of October 11, 2013 between the Registrant, on behalf of its series Aquila Three Peaks Opportunity Growth Fund, and Aquila Investment Management LLC is attached hereto as an exhibit to this Sub-Item 77Q1(e).

The Sub-Advisory Agreement dated as of October 11, 2013 between
Aquila Investment Management LLC and Three Peaks Capital Management, LLC with respect to Aquila Three Peaks Opportunity Growth Fund is attached hereto as an exhibit to this Sub-Item 77Q1(e).


Sub-Item 77Q1(g): Copies of Any Merger or Consolidation Agreement, and Other Documents Relevant to the Information Sought in Sub-Item 77M.

The Fund was established in connection with the reorganization of Aquila Three Peaks Opportunity Growth Fund, a series of Aquila Three Peaks Opportunity Growth Fund, with and into the Fund. The Agreement and Plan of Reorganization relating to the reorganization of Aquila Three Peaks Opportunity Growth Fund, a series of Aquila Three Peaks Opportunity Growth Fund, with and into Aquila Three Peaks Opportunity Growth Fund, a series of the Registrant, is filed herewith as an exhibit to this Sub-Item 77Q1(g).